UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017 (July 20, 2017)

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2017, the Board of Directors (Board) of First Data Corporation (FDC) elected Henrique De Castro as a director of FDC. The Board also appointed Mr. De Castro as a member of the Risk Committee.

Henrique De Castro is the former Chief Operating Officer of Yahoo! Inc., a digital media company that delivers personalized digital content and experiences worldwide by offering online properties and services to users. He held that position from November 2012 to January 2014. He previously served at Google Inc., a company that builds technology products and provides services to organize information, as President, Partner Business Worldwide from March 2012 to November 2012 and as President, Global Media, Mobile & Platforms from June 2009 to March 2012. Mr. De Castro is an advisor to Cantor Fitzgerald and has been a board member of Target Corporation since 2013.

Mr. De Castro will receive the compensation for nonemployee directors not associated with Kohlberg Kravis Roberts & Co. as described in Exhibit 10.1.

There are no arrangements or understandings between Mr. De Castro and any other person pursuant to which he was selected to become a member of the Board. There also are no transactions between Mr. De Castro and FDC or any subsidiary of FDC that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

(d)         The following is a list of the Exhibits filed with this report.

Exhibit Number	Exhibit Description
10.1	Description of Compensation of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: July 24, 2017	By: /s/ Stanley J. Andersen Stanley J. Andersen Vice President and Assistant Secretary